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                                                                      EXHIBIT 99

PARKWAY PROPERTIES, INC.                             ENROLLMENT AUTHORIZATION

Account Number            RETURN TO:
                          HARRIS TRUST AND SAVINGS BANK
                          P.O. BOX A3309
                          CHICAGO, IL 60690-3309

I hereby appoint the HARRIS TRUST AND SAVINGS BANK "Plan Administrator" as my agent subject to the Terms and Conditions set forth in the accompanying prospectus or brochure to invest my dividends received from the Company as indicated by the option chosen on this form. I further acknowledge and agree that my participation in the Plan will be subject to the Terms and Conditions of Participation as set forth in the prospectus or brochure, or as amended by the Company. Participation in the Plan will continue until I notify the Plan Administrator in writing of my desire to terminate participation, and is subject to the terms of participant withdrawal as agreed upon in the Company's prospectus or brochure.

If you do not sign and return this form, you will continue to receive dividend checks.

PLEASE REFER TO THE PLAN PROSPECTUS OR BROCHURE BEFORE MAKING A CHOICE.

[ ] FOR FULL REINVESTMENT OF DIVIDENDS: Reinvest the dividends on all of my shares toward the purchase of additional shares of Common stock.

          TYPE OF SECURITY HELD (check which class(es) of stock to reinvest):
          _______ COMMON STOCK _______ PREFERRED STOCK

[ ]       FOR PARTIAL REINVESTMENT OF DIVIDENDS: Reinvest the dividends on
          _______ of my whole Common shares and/or _______ of my whole Preferred shares, which are held by me, toward the purchase of additional shares of Common stock and send me the cash dividends on any remaining shares held by me.

[ ] FOR OPTIONAL INVESTMENTS ONLY: Reinvest only the dividends paid on my shares held in the Plan toward the purchase of additional Common shares and send me the cash dividends on all shares held by me.

          TYPE OF SECURITY HELD (check which class(es) of stock to reinvest):
          _______ COMMON STOCK _______ PREFERRED STOCK

All options above allow for the purchase of additional shares of Common stock with Optional Cash contributions.

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SIGNATURE OF REGISTERED OWNERS

X                                            X
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                 Authorization is not        DATE           DAYTIME PHONE NUMBER
                 valid unless this form
                 is signed by all
                 registered
                 shareholders.
                                             -----------------------------------

If you wish to make an optional investment at this time, please make your check payable to "HARRIS BANK".


ATTACHED IS A CHECK FOR $_____________ Please refer to the enclosed Plan Investment minimums and maximums.

Please write the above account number on your check.

NO INTEREST WILL BE PAID ON THE FUNDS HELD PENDING INVESTMENT.